UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020 (August 28, 2020)

Gadsden Properties, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480-530-3495

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2020, Gadsden Properties, Inc. (OTC/TASE: GADS; the “Company”) entered into an employment agreement with Douglas Funke, its Chief Executive Officer (the “Funke Employment Agreement”). On that same day, the Board of Directors of the Company appointed Michael Cha, a member of the Company’s Board, as Chief of Staff for the Company and entered into an employment agreement with Mr. Cha (the “Cha Employment Agreement”). The information set forth under Item 5.02 regarding the Funke Employment Agreement and the Cha Employment Agreement is incorporated by reference into this Item 1.01.

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

The Company today announced the following changes to its officers and members of its board of directors:

Appointment of Officers

On September 1, 2020, the Board of Directors of the Company appointed Michael Cha to fill the position of Chief of Staff of the Company. Due to his employment with the Company, Mr. Cha has resigned, as required, as Chairman of the Company’s Audit Committee, but remains a member of the Board. BJ Parrish was appointed to serve as Chairman of the Audit Committee.

Mr. Cha has been the Senior Trader and Senior Energy Analyst at BBT Capital Management Advisors LLC, the Connecticut-based hedge fund for the Bass Family of Fort Worth, Texas for the past 14 years. He was head trader for the $1billion long-short energy and utilities fund, managing beta exposure, prime brokerage, portfolio allocation, and directing commission schedules for over 40 institutional brokers. From 2016 through January 2019 he was also responsible for identifying, analyzing and managing the investments in the hedge fund.

Prior to that, Mr. Cha was a founding member of J.P. Morgan’s corporate debt and equity securities division in 1989-1990 following the repeal of the Glass-Steagall Act, when the J.P. Morgan was first granted powers to underwrite corporate securities. He brought the first equity-linked public offering by any commercial bank since 1933, when he led the due diligence, roadshow, and research coverage on a Dow Chemical Exchangeable Note in 1991. At J.P. Morgan, Mr. Cha led the Independent Power Producer (IPP) sector research team where he raised the firm to number 3 in the IPP equity underwriting league tables from a previously unranked position. He later headed the Oil and Gas Exploration and Production (E&P) sector research team and lead or co-managed over 30 primary and secondary offerings, elevating J.P. Morgan to number 1 in the E&P league tables from a previously unranked position. He conducted due diligence, built financial models, published research, and marketed globally on over 25 energy companies with assets in North America, Asia, FSU, South America, and West Africa.

Mr. Cha was appointed until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Cha and any other person pursuant to which Mr. Cha was appointed to serve as the Chief of Staff of the Company. There are no family relationships among Mr. Cha and the Company’s directors or officers. There has been no transaction, nor is there any currently proposed transaction, between Mr. Cha and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Funke Employment Agreement

On September 1, 2020, the Company entered into an employment agreement (the “Funke Employment Agreement”) with Mr. Funke. The term of the Employment Agreement with Mr. Funke (the “Executive”) is for a period of one (1) year and automatically renews for two (2) additional one (1) years period(s) unless terminated by either the Company or an Executive in writing by notice to such Executive or the Company delivered no fewer than two months’ prior to expiration of the then-applicable term.

Under the Employment Agreement, Mr. Funke is entitled to a base salary of $250,000 per annum, payable in accordance with the Company’s normal payroll practices. The Executive is also eligible for an annual bonus and to participate in the Company’s stock compensation programs as determined by the Company’s Board of Directors.

Pursuant to the Employment Agreement, the Executive and his dependents are entitled to participate in the Company’s healthcare plans, welfare benefit plans, life insurance plans or policies, fringe benefit plans and any qualified or non-qualified retirement plans as in effect from time to time (collectively, the “Employee Benefits”), on the same basis as those benefits are made available to the other senior executives of the Company, in accordance with the Company policy as in effect from time to time and in accordance with the terms of the applicable plan documents (if any).

The Executive will also be entitled to receive such perquisites as are or have previously been made available to other senior executives of the Company in accordance with Company policies as in effect from time to time. The Executive shall be entitled to reimbursement for reasonable and necessary business expenses incurred by him in the performance of his duties and responsibilities, such expenses to be documented and reimbursed in accordance with the Company’s reimbursement and expenses policies as in effect from time to time. The Executives shall also be entitled to paid vacation, sick time and other leave per annum as provided to other employees of the Company.

The Executive’s employment under the Employment Agreement may be terminated by the Company for Cause, immediately upon the delivery of a notice of termination by the Company to the Executive. If an Executive’s employment is terminated by the Company for Cause, if the Executive resigns other than for Good Reason, or if the term of the Agreement expires, the Executive shall be entitled to receive any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company.

The Executive’s employment under the Employment Agreement may be terminated by the Company other than for Cause with thirty day’s written notice of termination by the Company to the Executive and likewise shall terminate upon the Executive’s resignation for Good Reason with the provision of thirty days’ written notice. Unless the Executive enters into a release of all claims against the Company and related parties, the Executive will receive only such severance as is provided to other employees under the Company’s severance provisions. Should the Executive enter into a release within 60 days from the end of his employment, the Executive shall continue to receive his base salary through the end of the applicable term; any bonus set for the applicable term; payments for the health insurance coverage of the Executive and his family, as well as payments to cover the cost of disability and/or life insurance converted from a Company-provided policy to a personal policy; and such other employee benefits, unreimbursed business expenses, or other payments to which the Executive may be entitled upon termination of employment. In addition, any non-vested stock awards shall vest.

The foregoing summary of the terms and conditions of the Funke Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Funke Employment Agreement filed as an exhibit to this report, which is incorporated herein by reference.

Cha Employment Agreement

On September 1, 2020, the Company entered into an employment agreement (the “Cha Employment Agreement”) with Mr. Cha. The term of the Employment Agreement with Mr. Cha (the “Executive”) is for a period of one (1) year and automatically renews for two (2) additional one (1) years period(s) unless terminated by either the Company or an Executive in writing by notice to such Executive or the Company delivered no fewer than two months’ prior to expiration of the then-applicable term.

Under the Employment Agreement, Mr. Cha entitled to a base salary of $250,000 per annum, payable in accordance with the Company’s normal payroll practices. The Executive is also eligible for an annual bonus and to participate in the Company’s stock compensation programs as determined by the Company’s Board of Directors.

Pursuant to the Employment Agreement, the Executive and his dependents are entitled to participate in the Company’s healthcare plans, welfare benefit plans, life insurance plans or policies, fringe benefit plans and any qualified or non-qualified retirement plans as in effect from time to time (collectively, the “Employee Benefits”), on the same basis as those benefits are made available to the other senior executives of the Company, in accordance with the Company policy as in effect from time to time and in accordance with the terms of the applicable plan documents (if any).

The Executive will also be entitled to receive such perquisites as are or have previously been made available to other senior executives of the Company in accordance with Company policies as in effect from time to time. The Executive shall be entitled to reimbursement for reasonable and necessary business expenses incurred by him in the performance of his duties and responsibilities, such expenses to be documented and reimbursed in accordance with the Company’s reimbursement and expenses policies as in effect from time to time. The Executives shall also be entitled to paid vacation, sick time and other leave per annum as provided to other employees of the Company.

The Executive’s employment under the Employment Agreement may be terminated by the Company for Cause, immediately upon the delivery of a notice of termination by the Company to the Executive. If an Executive’s employment is terminated by the Company for Cause, if the Executive resigns other than for Good Reason, or if the term of the Agreement expires, the Executive shall be entitled to receive any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company.

The Executive’s employment under the Employment Agreement may be terminated by the Company other than for Cause with thirty day’s written notice of termination by the Company to the Executive and likewise shall terminate upon the Executive’s resignation for Good Reason with the provision of thirty days’ written notice. Unless the Executive enters into a release of all claims against the Company and related parties, the Executive will receive only such severance as is provided to other employees under the Company’s severance provisions. Should the Executive enter into a release within 60 days from the end of his employment, the Executive shall continue to receive his base salary through the end of the applicable term; any bonus set for the applicable term; payments for the health insurance coverage of the Executive and his family, as well as payments to cover the cost of disability and/or life insurance converted from a Company-provided policy to a personal policy; and such other employee benefits, unreimbursed business expenses, or other payments to which the Executive may be entitled upon termination of employment. In addition, any non-vested stock awards shall vest.

The foregoing summary of the terms and conditions of the Cha Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cha Employment Agreement filed as an exhibit to this report, which is incorporated herein by reference.

Resignation of Officers

Scott Crist, the Company’s Chief Financial Officer, has resigned from the Company, effective as of August 28, 2020, in order to accept a position at another firm. The Board of Directors thanks Mr. Crist for all his contributions, and wishes him well in his future endeavors. Michael Cha will assume the position of Interim CFO while the Company continues its process to identify a permanent CFO. The Company expects to identify a full-time successor within 90 days.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated September 1, 2020, between the Company and Douglas Funke

10.2	Employment Agreement, dated September 1, 2020, between the Company and Michael Cha

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GADSDEN PROPERTIES, INC.

Date: September 8, 2020	By:	/s/ Douglas Funke
Douglas Funke
Chief Executive Officer

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